Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Teresa M. Brenner, Alice A. Herald and Edward P. O’Keefe, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2008, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By:	/s/ KENNETH D. LEWIS
Kenneth D. Lewis Chairman, Chief Executive Officer and President

Dated: January 28, 2009

Signature	Title	Date
/S/ KENNETH D. LEWIS Kenneth D. Lewis	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	January 28, 2009

/S/ JOE L. PRICE Joe L. Price	Chief Financial Officer (Principal Financial Officer)	January 28, 2009

/S/ CRAIG R. ROSATO Craig R. Rosato	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 28, 2009

/S/ WILLIAM BARNET, III William Barnet, III	Director	January 28, 2009

/S/ FRANK P. BRAMBLE, SR. Frank P. Bramble, Sr.	Director	January 28, 2009

/S/ JOHN T. COLLINS John T. Collins	Director	January 28, 2009

/S/ GARY L. COUNTRYMAN Gary L. Countryman	Director	January 28, 2009

/S/ TOMMY R. FRANKS Tommy R. Franks	Director	January 28, 2009

/S/ CHARLES K. GIFFORD Charles K. Gifford	Director	January 28, 2009

/S/ MONICA C. LOZANO Monica C. Lozano	Director	January 28, 2009

/S/ WALTER E. MASSEY Walter E. Massey	Director	January 28, 2009

/S/ THOMAS J. MAY Thomas J. May	Director	January 28, 2009

/S/ PATRICIA E. MITCHELL Patricia E. Mitchell	Director	January 28, 2009

/S/ THOMAS M. RYAN Thomas M. Ryan	Director	January 28, 2009

/S/ O. TEMPLE SLOAN, JR. O. Temple Sloan, Jr.	Director	January 28, 2009

/S/ MEREDITH R. SPANGLER Meredith R. Spangler	Director	January 28, 2009

/S/ ROBERT L. TILLMAN Robert L. Tillman	Director	January 28, 2009

/S/ JACKIE M. WARD Jackie M. Ward	Director	January 28, 2009

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each the several undersigned directors whose signatures appear below, hereby makes, constitutes and appoints Teresa M. Brenner, Alice A. Herald and Edward P. O’Keefe, and each of them acting individually, his true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in his name and on his behalf, and in each of the undersigned director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2008, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors, in the capacity or capacities noted, has hereunto set his hand as of the date indicated below.

Signature	Title	Date
/S/ VIRGIS W. COLBERT Virgis W. Colbert	Director	January 30, 2009

/S/ JOSEPH PRUEHER Joseph Prueher	Director	February 18, 2009

/S/ CHARLES O. ROSSOTTI Charles O. Rossotti	Director	February 23, 2009